UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 22, 2016

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct NE Marietta, GA	30062 (Zip Code)
(Address of principal executive offices)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, the Company’s Board of Directors (the “Board”), upon approval and recommendation of the Compensation Committee, approved the terms for the 2016 Management Incentive Plan (the "2016 MIP") which provides for payment of cash bonuses to management personnel who meet the eligibility criteria, including all of the named executive officers.  The 2016 MIP provides for target base bonuses that are expressed as a percentage of each MIP Participant's 2016 annual base compensation. The target base bonus as a percentage of base salary for the Chairman and Chief Executive Officer and the President and Chief Operating Officer is 75% and 65%, respectively. The target base bonus as a percentage of base salary for the Chief Financial Officer and the General Counsel is 50% and 45%, respectively.  Bonuses are earned under the 2016 MIP based on the Company’s 2016 revenue performance, the Company’s Adjusted EBITDA performance and attainment of individual objectives. Seventy-five percent of the base bonus is based on the Company’s 2016 revenue performance, 10% is based on 2016 Adjusted EBITDA performance, and 15% is based on the achievement of individual goals and objectives. Under the 2016 MIP, the portion of the base bonus that is based on the Company’s 2016 revenue and the Company’s 2016 Adjusted EBITDA is earned on a sliding scale established by the Board for each component. Provided that the Board established minimum threshold for 2016 Adjusted EBITDA is achieved, the sliding scale of incentive payout for the Adjusted EBITDA component of the 2016 MIP ranges from 10% to 100% of target incentive for that component, depending on the Company’s actual 2016 Adjusted EBITDA achieved. Provided that the Board established minimum thresholds for 2016 Adjusted EBITDA and 2016 revenue are both achieved, the sliding scale of incentive payout for the revenue component of the MIP ranges from 15% to 100% of the target incentive for that component, depending on the Company’s actual 2016 revenue achieved. Provided that the Board established minimum threshold for 2016 Adjusted EBITDA is achieved, the participant is entitled to a portion or the entire base bonus allocated to the individual objectives component. If the Board established minimum threshold for Adjusted EBITDA is met or exceeded and the Company’s 2016 revenue exceeds the Board established revenue target, MIP Participants may earn an excess bonus. The excess bonus is earned on a Board established sliding scale of 2016 revenue that exceeds the 2016 revenue target. The total bonus (including the excess bonus) is limited to two times the amount of the MIP Participant’s base bonus. This maximum bonus can only be achieved if the Adjusted EBITDA target is met or exceeded, all individual objectives are fully achieved and the actual 2016 revenue meets or exceeds a maximum payout level established by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: February 26, 2016	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

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